UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

NOBLE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-07964 Commission File Number	73-0785597 (I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas (Address of principal executive offices)	77067 (Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

     On May 16, 2005, Noble Energy, Inc. (the “Company”) awarded 4,350 restricted shares of the Company’s common stock and options to purchase 10,775 shares of the Company’s common stock to Charles D. Davidson, Chief Executive Officer of the Company.

     The 4,350 restricted shares were awarded to Mr. Davidson pursuant to the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended (the “1992 Plan”). The specific terms of the award are to be governed by a Restricted Stock Agreement dated May 16, 2005 between the Company and Mr. Davidson. The restricted shares are subject to a three-year restricted period, which commences on the date of grant. The shares of restricted stock are subject to forfeiture during the restricted period upon termination of Mr. Davidson’s employment for any reason other than his death, disability or discharge by the Company without cause. Vesting of the restricted stock at the end of the restricted period is dependent upon Mr. Davidson’s continued employment with the Company. In addition, the lapse of restrictions on shares issued under the Restricted Stock Agreement will be accelerated in the event of Mr. Davidson’s death, disability or discharge by the Company without cause, or upon a change in control of the Company. Mr. Davidson has the right to receive dividends or distributions on the shares of restricted stock, although the cash, stock or other securities and other property constituting such dividends or other distributions will be held by the Company during the restricted period and are subject to the same restrictions as the shares to which the dividends or distributions relate.

     The options to purchase 10,775 shares of the Company’s common stock at an exercise price of $65.585 per share were also granted to Mr. Davidson pursuant to the 1992 Plan. The specific terms of the grant are to be governed by a Stock Option Agreement dated May 16, 2005 between the Company and Mr. Davidson. The options will vest ratably over three years in equal installments (33.33%) on the first, second and third anniversaries of the date of grant. The vesting of the options will accelerate in the event of a change in control of the Company. Vesting of these options is not contingent on any performance criteria, although none of the options may be exercised before the first anniversary (absent a change in control of the Company) or after the tenth anniversary of the date of grant.

     Also on May 16, 2005, the Company awarded 2,400 restricted shares of the Company’s common stock and options to purchase 5,600 shares of the Company’s common stock to each of Jeffrey L. Berenson and Thomas J. Edelman, who were appointed to the Company’s board of directors pursuant to the Agreement and Plan of Merger, dated December 15, 2004, as amended, between the Company, Patina Oil & Gas Corporation and Noble Energy Production, Inc. The restricted shares and options were awarded to Messrs. Berenson and Edelman pursuant to the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “2005 Plan”).

     The specific terms of each restricted stock award are to be governed by a Restricted Stock Agreement dated May 16, 2005 between the non-employee director and the Company. The restricted shares are subject to a one-year restricted period, which commences on the date of grant. The shares of restricted stock are subject to forfeiture during the restricted period if the non-employee director ceases to be a director of the Company for any reason other than death, disability, mandatory retirement, removal by the Company without cause, or upon a change in

2

control of the Company. Vesting of the restricted stock at the end of the restricted period is dependent upon the non-employee director’s being on the board of directors of the Company at that time. In addition, the lapse of restrictions on shares issued under the Restricted Stock Agreement will be accelerated in the event of the non-employee director’s death, disability, mandatory retirement, discharge by the Company without cause, or upon a change in control of the Company. The non-employee director has the right to receive dividends or distributions on the shares of restricted stock, although the cash, stock or other securities and other property constituting such dividends or other distributions will be held by the Company during the restricted period and are subject to the same restrictions as the shares to which the dividends or distributions relate.

     The options to purchase 5,600 shares of the Company’s common stock at an exercise price of $66.87 per share were also granted to each of Messrs. Berenson and Edelman pursuant to the 2005 Plan. The specific terms of each grant are to be governed by a Stock Option Agreement dated May 16, 2005 between the Company and the non-employee director. The options will vest ratably over three years in equal installments (33.33%) on the first, second and third anniversaries of the date of grant. The vesting of the options will accelerate in the event of the non-employee director’s death, disability or mandatory retirement, or upon a change in control of the Company. The option will be cancelled upon the removal or resignation of the non-employee director for cause. Vesting of these options is not contingent on any performance criteria, although none of the options may be exercised before the first anniversary (absent a change in control of the Company) or after the tenth anniversary of the date of grant.

3

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current Report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: May 20, 2005	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel & Secretary

4